UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2012

DIAL GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 W. 42nd Street New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2012, Dial Global, Inc. (the “Company” or “Dial Global”) and David Hillman entered into a Separation Agreement evidencing the terms of the termination of his employment effective March 9, 2012. Pursuant to the Separation Agreement, Mr. Hillman will continue to receive his contractual base salary ($450,000) in equal installments over one year and Mr. Hillman executed a waiver and general release in connection therewith. Mr. Hillman is eligible to receive continued health benefits at the Company’s expense for a period of one year. Additionally, the last one-third installment (i.e., 50,000 of 150,000) of Mr. Hillman’s stock option for 150,000 shares at an exercise price of $6.00/share (awarded on February 10, 2010) and scheduled to vest on February 10, 2013 immediately vested upon the termination date and the entire option for 150,000 shares will remain exercisable for one year through March 9, 2013. Mr. Hillman is subject to an 18-month non-compete in connection with the foregoing.

Item 1.02	Termination of a Material Definitive Agreement.

On March 9, 2012, Dial Global and Mr. Hillman terminated Mr. Hillman’s employment agreement. A copy of the Company’s employment agreement with Mr. Hillman was previously filed with the SEC. The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 9, 2012, Mr. Hillman’s employment with Dial Global terminated. Mr. Hillman was EVP, General Counsel and Chief Administrative Officer of the Company.

(e) The information in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02(e).

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Separation Agreement, dated as of March 9, 2012, by and between the Company and David Hillman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAL GLOBAL, INC.

Date: March 15, 2012	By:	/s/ Melissa Garza
Name: Melissa Garza
Title: General Counsel